UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of Earliest Event Reported):	Commission File Number:
November 9, 2021	0-17449

PROCYON CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	59-3280822
(State of incorporation)	(I.R.S. Employer Identification Number)

164 DOUGLAS ROAD EAST OLDSMAR, FL 34677
(727) 447-2998
(Address of principal executive
offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

We held our annual meeting for fiscal 2022 on Tuesday, November 9, 2021, at 4:00 p.m. EST. The following matters were considered and approved by the shareholders:

The following seven directors were elected to hold office for one-year terms or until their successors are elected and qualified:

	Votes For	Votes Against or Withheld	Non-Votes	Total Votes
Regina W. Anderson	4,280,631	17,400	654,564	4,952,595
James B. Anderson	4,280,131	17,900	654,564	4,952,595
Justice W. Anderson	4,280,131	17,900	654,564	4,952,595
Steven McComas	4,280,131	17,900	654,564	4,952,595
Monica L McCullough	4,280,631	17,400	654,564	4,952,595
Fred W. Suggs	4,280,631	17,400	654,564	4,952,595
Joseph R. Treshler	4,280,631	17,400	654,564	4,952,595

Pursuant to the following vote, the appointment of Ferlita, Walsh, Gonzalez and Rodriguez, P.A. as our independent certified public accountants for the 2022 fiscal year, was ratified:

Votes For	Votes Against	Votes Abstaining	Total Votes
4,944,895	7,500	0	4,952,395

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, there unto duly authorized.

PROCYON CORPORATION
November 15, 2021	By:/s/ JUSTICE W. ANDERSON
Date	Justice W. Anderson, Chief Executive Officer